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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

To the Board of Directors
Saliva Diagnostic Systems, Inc.

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-_____.


                                                /s/ Arthur Andersen LLP

                                                 Arthur Andersen LLP

Portland, Oregon
September 2, 1998